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                                                                    EXHIBIT 10.1


               EARNEST MONEY CONTRACT AND DESIGN/BUILD AGREEMENT

                                 by and between

                         MEPC QUORUM PROPERTIES II INC.
                                    (SELLER)

                                      and

                         CRAFTMADE INTERNATIONAL, INC.
                                  (PURCHASER)
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               EARNEST MONEY CONTRACT AND DESIGN/BUILD AGREEMENT


         THIS EARNEST MONEY CONTRACT AND DESIGN/BUILD AGREEMENT (this "Contract") is made and entered into by and between MEPC QUORUM PROPERTIES II INC., A DELAWARE CORPORATION (SELLER), and CRAFTMADE INTERNATIONAL, INC., a Delaware corporation (PURCHASER) as of the Effective Date (hereinafter defined).

                                R-E-C-I-T-A-L-S

         A. Seller is under contract to acquire an approximate 31.9602 acre tract of land in Dallas County, Texas, as such property is more particularly described in Exhibit "A" attached hereto and incorporated herein by reference (the SELLER'S LAND);

         B. Seller and Purchaser wish to enter into a formal binding agreement pursuant to which Seller, conditioned upon its acquisition of the Seller's Land and subject to the terms, conditions and covenants herein contained, will (i) build on an approximate 17.52 acre portion of Seller's Land (herein the LAND) certain improvements, as such improvements are generally and preliminarily shown on the Site Plan (herein so called) attached hereto as Exhibit "B" and incorporated herein by reference, and (ii) thereafter sell to Purchaser the Land and such improvements, all in accordance with the terms and conditions of this Contract.

                              W-I-T-N-E-S-S-E-T-H

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties agree as follows:

         1. SALE AND PURCHASE. For the consideration and upon and subject to the terms, provisions and conditions hereinafter set forth, Seller agrees to sell and convey unto Purchaser, and Purchaser agrees to purchase from Seller:

                 (a) the Land and the Improvements (hereinafter defined), together with all rights and interests appurtenant thereto, specifically including all rights, titles, powers, privileges, licenses, easements, rights-of-way and interests, if any, of Seller, either at law or in equity, in possession or in expectancy, in and to any real estate lying in the streets, highways, roads, alleys, rights-of-way or sidewalks, open or proposed, in front of, above, over, under, through or adjoining the Land and in and to any strips or gores of real estate adjoining the Land; provided that if any of the interests listed above are common to other properties adjacent to the Land, then such conveyance will be on a "non-exclusive" basis with respect to such interests; and

                 (b) all tangible personal property and fixtures of any kind owned by Seller on the Closing Date (hereinafter defined) and attached to, located on or used exclusively in connection with the maintenance or operation of the Land or the Improvements, together with all plans and specifications and surveys in Seller's possession and pertaining to the Land or the Improvements and, to the extent they may exist and are assignable, all of Seller's rights, titles and interests in and to all intangible assets relating to the Land and Improvements, and all warranties received by Seller in connection with the construction of the Improvements (collectively, the PERSONALTY).

         The Land and Improvements are collectively referred to in this Contract as the REAL PROPERTY. The Personalty and the Real Property are collectively referred to in this Contract as the PROPERTY. Notwithstanding subparagraph (a) and (b) above, this Contract does not pertain to and Seller is not agreeing herein to convey Purchaser pursuant to this Contract or otherwise any rights or interests that Seller receives in connection with the acquisition of the Seller's Land that pertain to the right, including right of first refusal rights, or





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option to purchase, lease or develop other property in the development in which the Land is located. Neither the term "Land," Improvements or Personalty include any such rights or interests.

         2. PURCHASE PRICE. The Purchase Price (herein so called) for the Property is NINE MILLION SEVENTY-TWO THOUSAND AND NO/100 DOLLARS ($9,072,000.00). The entire amount of the Purchase Price, as adjusted pursuant to the terms of this Contract, is due and payable at the Closing in cash or other Good Funds. GOOD FUNDS has the meaning set forth in Procedural Rule P-27 of the Basic Manual of Rules, Rates and Forms for the Writing of Title Insurance in the State of Texas promulgated by the Texas State Board of Insurance, and includes wire transfers, certified checks or cashier's checks to the extent such Procedural Rule would permit the Title Company (hereinafter defined) to immediately disburse such funds.

         3. EARNEST MONEY. For the purpose of securing the performance of Purchaser under the terms and provisions of this Contract and as a condition precedent to Seller's obligations hereunder, within three (3) business days after the Effective Date Purchaser will deliver in cash or other Good Funds the amount of TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00) (the EARNEST MONEY) to Republic Title of Texas, Inc. (the TITLE COMPANY), 300 Crescent Court, Suite 100, Dallas, Texas 75201, Attn: Melvin Allred (fax: (214) 855-8848). The Title Company will, and is hereby instructed to, deposit the Earnest Money into an interest bearing account at a federally insured bank or savings institution acceptable to Seller and Purchaser. Interest accruing on the Earnest Money shall not constitute additional Earnest Money but rather shall be for the sole account of, and payable to Purchaser in all events, free and clear of any and all claims by Seller, and will in all events be reported under Purchaser's tax i.d. no. 75-2057054. If the Closing actually occurs, the Earnest Money will be applied to the balance of the Purchase Price then due.
If the Contract is terminated, the Earnest Money will be delivered as provided elsewhere in this Contract. If Purchaser fails to timely deposit the Earnest Money as provided in this paragraph, Seller may terminate this Contract by written notice to Purchaser at any time prior to the date Purchaser actually delivers the Earnest Money to the Title Company.

         4.      TITLE.

                 (a) Title Commitment and Survey. Purchaser acknowledges receipt of the Commitment for Title Insurance covering the Seller's Land, such being issued on April 28, 1995 by American Title Company, as agent for Title Resources Guaranty Company, effective as of March 30, 1995 under GF No. 95BC354868-L (the TITLE COMMITMENT), and the Survey (herein so called) covering the Seller's Land prepared by G. Dennis Qualls of Rust Lichliter/Jameson and last certified on April 10, 1995. Upon determination by the parties of the exact portion of Seller's Land to be purchased by Purchaser, Seller will, at its sole cost and expense, cause to be issued to Purchaser by Title Company an updated Commitment for Title Insurance covering only the Land and an updated survey showing only the Land. The updated survey must be sufficient to permit the Title Company to modify, at Purchaser's expense, the standard printed exception in the Owner's Policy (hereinafter defined) pertaining to discrepancies in area or boundary lines, encroachments, overlapping of improvements or similar matters to "Shortages in Area" only (herein called the SURVEY EXCEPTION). The Survey will be certified to Purchaser, Purchaser's lender, Seller and the Title Company. After approval, or deemed approval, by Purchaser and Seller, the legal description of the Land contained in the field notes to the updated survey will be attached hereto automatically as Exhibit "A-1", and this Contract will be deemed amended by the substitution of such field notes contained in the updated survey without the necessity of the parties executing any additional written amendment to this Contract, and such legal description will be the description of the Land attached to the Deed (hereinafter defined) delivered at Closing.





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                 (b)      Owner's Policy.  Seller agrees to pay for and cause
to be delivered to Purchaser at Closing or as soon after the Closing as is practical an Owner's Policy of Title Insurance (the OWNER'S POLICY) issued by the Title Company on the standard form thereof in use in the State of Texas, insuring (i) good and indefeasible title to the Property in Purchaser in the amount of the Purchase Price, and subject only to the Permitted Exceptions (hereinafter defined), except that Purchaser will be responsible for the cost of any endorsements, deletions or modifications Purchaser desires to the Owner's Policy (and that the Title Company is willing to issue) including, without limitation, the costs of the Survey Exception, and (ii) insuring Purchaser's easement interest under the Easement Agreement (hereinafter defined) as it pertains to the Extended Truck Court Area (hereinafter defend), subject only to the Permitted Exceptions.

                 (c) Permitted Exceptions. As used herein, the term Permitted Exceptions means the following:

         (i) any liens and encumbrances caused by Purchaser, inclusive of any liens and encumbrances placed on the Property in connection with any financing obtained by Purchaser or any work performed by Purchaser's Agents;

         (ii)    the Title Company's standard pre-printed exceptions;

         (iii)   all Applicable Laws (hereinafter defined);

         (iv)    all matters shown in Schedule B to the Title Commitment;

         (v)     all matters shown on or disclosed by the Survey;

         (vi)    the Easement Agreement (hereinafter defined);

         (vii) deed restrictions (the RESTRICTIONS) to be imposed by the current owner of the Seller's Land containing substantially similar terms as those set forth on Exhibit "C" attached hereto and incorporated herein by reference including, without limitation, all easements, licenses, assessment and lien and other enforcement rights granted, reserved or provided for therein, and all restrictions, obligations and obligations set forth therein;

         (viii) a Memorandum of Right of First Refusal and Option Agreement, the form of which is attached hereto as Exhibit "K" and incorporated herein by reference, pertaining to certain rights of Seller to acquire other property in Freeport North. Seller represents and warrants that such Memorandum will not affect the development or use of the Land;

         (ix) any reservation of rights or rights of repurchase to be included in the special warranty deed from the seller of the Seller's Land to Seller, such to be in substantially the form of that attached hereto as Exhibit "L" and incorporated herein by reference;

         (x) any matters shown on the plat of the property recorded at Volume 84203, Page 1835, et seq., of the Official Public Records of Real Property in Dallas County, Texas; and

         (xi)    such other matter as Seller and Purchaser may agree.

         With respect to the Restrictions, Seller represents, warrants and covenants to Purchaser that Seller will comply with all requirements set forth in the Restrictions pertaining to the development of the Land and the construction of the Improvements and that at Closing there will be no violation of the





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Restrictions that were caused by Seller or any Seller Parties (hereinafter defined).

                 (d) Reciprocal Easement Agreement. Purchaser is aware that at Closing Seller will own the property adjacent to and to the immediate west of the Land (the ADJACENT TRACT). Upon development of the Adjacent Tract, it is contemplated that a "truck court" area may be common to both the Adjacent Tract and the Land. Additionally, prior to development of the Adjacent Tract and as a part of the development of the Land, Seller will extend that part of the truck court to be located on the Land onto the Adjacent Tract for approximately 20 feet. Such Extended Truck Court Area is contemplated by the general construction features described on Exhibit "D" and thereby constitutes part of the Improvements to be built at Seller's cost. The Extended Truck Court Area is necessary to meet Purchaser's specifications and requirements. At Closing, Seller and Purchaser agree to enter into a Reciprocal Access Easement and Maintenance Agreement (herein the EASEMENT AGREEMENT) governing the rights of use and maintenance obligations of the owner of the Land and the Adjacent Tract from time to time with respect to the truck court and access thereto. Without limitation, the terms of the Easement Agreement will include the following:

         (i) Upon completion of the 20 foot extension of the truck court onto the Adjacent Tract (herein the EXTENDED TRUCK COURT
                 AREA), Purchaser will have a non-exclusive easement over the Extended Truck Court Area;

         (ii) Provided that the Adjacent Tract is developed in such a way that any part of the truck court built thereon (exclusive of the Extended Truck Court Area) is contiguous with the Extended Truck Court Area or any part of the truck court on the Land, the owner of the Adjacent Tract will have unrestricted ingress and egress rights over that portion of the truck court on the Land extending 20 feet eastward from the west boundary line of the Land. This area is identified on the Site Plan as the RECIPROCAL EASEMENT AREA; however, the Reciprocal Easement Area will also include the Extended Truck Court Area. The owner of the Adjacent Tract will also have an easement for ingress and egress to the Adjacent Tract over that portion of the Land identified on the Site Plan as the SHARED ACCESS DRIVE; and

         (iii) Prior to the later to occur of (A) the Adjacent Tract being developed in such a way that any part of the truck court built thereon (exclusive of the Extended Truck Court Area) is contiguous with the Extended Truck Court Area or any part of the truck court on the Land, and (B) the date that the Adjacent Tract is first occupied by a "user" thereof (i.e., an occupant who is physically occupying the Adjacent Tract and conducting business operations there), Purchaser will be solely responsible for maintaining the Reciprocal Easement Area (inclusive of the Extended Truck Court Area) and the Shared Access Drive. From and after such time, the owner of the Adjacent Tract will maintain that portion of the Reciprocal Easement Area located on the Adjacent Tract (comprised solely of the Extended Truck Court Area) and Purchaser will maintain (A)that portion of the Reciprocal Easement Area located on the Land, and (B) the Shared Access Area; provided that the owner of the Adjacent Tract will be responsible for 50% of the actual reasonable costs of maintaining the Shared Access Drive. Notwithstanding the above, if Purchaser, its employees, agents, vendors, customers, lessees or licensees cause damage to the Shared Access Drive or any portion of the Reciprocal Easement Area, whether or not such portion is on the Land or part of the Extended Truck Court Area, beyond reasonable wear and tear, Purchaser will be solely responsible for repairing such damage and the cost thereof. Likewise, if the owner of the Adjacent Tract,





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                 its employees, lessees, agents, vendors, customers or
                 licensees cause damage to the Shared Access Drive or to any portion of the Reciprocal Easement Area, whether or not such portion is on the Land or part of the Extended Truck Court Area, beyond reasonable wear and tear, the owner of the Adjacent Tract will be solely responsible for the cost of repairing such damage.

         As soon as possible after the Effective Date, Seller and Purchaser will finalize the form of the Easement Agreement and such will be attached to this Contract as Exhibit "M" without further amendment hereto. Seller and Purchaser will endeavor to finalize the Easement Agreement within thirty (30) days after the Effective Date. Additionally, as soon as possible after the Effective Date Seller will cause the Extended Truck Court Area to be surveyed and a field notes description obtained such that Purchaser can cause the easements in the Easement Agreement to be insured by the Title Company.

         5.      DUE DILIGENCE.

                 (a) Inspection. So long as this Contract is in effect, Purchaser and Purchaser's agents, independent contractors, employees and representatives (all such persons being referred to for purposes of this paragraph as PURCHASER'S AGENTS) shall be permitted access to the Land to conduct such tests and feasibility studies of the Property as Purchaser deems reasonably necessary or advisable provided that such inspections, tests or studies may not materially interfere with or delay the construction of the Improvements. The costs and expenses of such inspections and investigation will be borne solely by Purchaser. Purchaser must in all events restore the Property to the condition it was in prior to such inspections immediately upon completion thereof. Purchaser may not allow or permit any liens or encumbrances to arise or exist against the Land or any part thereof as a result of Purchaser's inspections. Purchaser hereby indemnifies, shall defend by counsel acceptable to Seller and holds Seller harmless from and against any claims, causes of action, damages and expenses (including attorney's fees) incident to, resulting from or in any way arising out of Purchaser's or Purchaser's Agent's presence in, on or about the Land, or out of any such test or inspection conducted by Purchaser on the Land, except to the extent such result was caused by the Seller's negligence and further provided that Purchaser will not be liable for the mere discovery of adverse conditions existing at the Land. Such indemnity shall survive the Closing or any termination of this Contract and not be merged therein. PURCHASER ACKNOWLEDGES AND AGREES THAT THE RIGHT OF INSPECTION GRANTED UNDER THIS PARAGRAPH IS GRANTED MERELY AS A CONVENIENCE TO PURCHASER AND THAT PURCHASER HAS NOT BARGAINED FOR AND IS NOT BEING GRANTED ANY TERMINATION RIGHT BASED UPON THE RESULTS OF ANY INSPECTIONS CONDUCTED BY PURCHASER.

                 (b) Delivery of Documents by Seller. Seller agrees to cooperate with Purchaser in connection with Purchaser's inspection efforts by delivering to Purchaser such investigative reports and studies as are obtained by Seller in connection with Seller's due diligence efforts relevant to its purchase of Seller's Land or in connection with the Improvements to be constructed by Seller, as hereinafter provided. Specifically, Purchaser acknowledges receipt of the reports and studies described on Exhibit "F" attached hereto and incorporated herein by reference. Seller represents and warrants to Purchaser that as of the Effective Date these are the only investigative reports and studies relevant to the matters discussed in the first sentence of this subparagraph that have been obtained by Seller. Seller further represents and warrants that it will provide Purchaser with a copy of any similar studies or reports obtained by Seller after the Effective Date. NOTWITHSTANDING THE ABOVE, AND EXCEPT AS EXPRESSLY AND SPECIFICALLY SET FORTH IN PARAGRAPH 10(A) BELOW, SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO, AND HEREBY EXPRESSLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES REGARDING THE TRUTH, ACCURACY OR COMPLETENESS OF ANY INFORMATION HERETOFORE OR HEREAFTER PROVIDED OR MADE AVAILABLE TO PURCHASER THAT WAS PREPARED BY THIRD PARTIES, AND





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PURCHASER ACKNOWLEDGES AND AGREES THAT ALL SUCH MATERIALS AND ANY OTHER SIMILAR
TYPE INFORMATION PROVIDED TO PURCHASER ARE PROVIDED AS A CONVENIENCE ONLY AND THAT ANY RELIANCE OR USE OF SUCH MATERIALS OR OTHER INFORMATION WILL BE AT THE SOLE RISK OF PURCHASER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET
FORTH IN PARAGRAPH 10(A), SELLER SHALL NOT BE LIABLE FOR ANY NEGLIGENT MISREPRESENTATION OR ANY FAILURE TO INVESTIGATE THE PROPERTY NOR SHALL SELLER
BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS, OR OTHER INFORMATION PERTAINING
TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY SELLER, OR BY ANY REAL ESTATE BROKER, AGENT, REPRESENTATIVE, EMPLOYEE, SERVANT OR OTHER PERSON ACTING ON SELLER'S BEHALF. Seller represents and warrants to Purchaser that Seller has no current actual knowledge that any reports or studies heretofore delivered to Purchaser are inaccurate and such representation and warranty will apply also to any other reports or studies provided to Purchaser except to the extent that Seller notifies Purchaser of any actual or suspected inaccuracies. Seller will have no obligation to inquire as to the accuracy of any reports or studies obtained by Seller and delivered to Purchaser.

         6.      DESIGN/BUILD AGREEMENT.

                 (a) Improvements to be Constructed. Seller agrees to construct on the Land, at Seller's sole cost and expense (subject to subparagraph (k) below), a warehouse building containing the features generally set forth on Exhibit "D" attached hereto and incorporated herein by reference and as depicted on the Site Plan (the IMPROVEMENTS). Subject to Force Majeure (hereinafter defined) and delay(s) caused by Purchaser or Purchaser's Agents in connection with Purchaser's inspection of the Real Property, the installation of Purchaser's property and fixtures or otherwise, due to requests for changes to the manner of construction of the Improvements not encompassed by the construction features described on Exhibit "D" or the Plans (hereinafter defined), due to Purchaser's requests for changes to the Plans, due to Purchaser's requests for change orders after construction has commenced or due to interference with Seller's architects, engineers or contractors by Purchaser or Purchaser's Agents (individually a PURCHASER DELAY and collectively, PURCHASER DELAYS), Seller will use good faith efforts to cause the Improvements to be substantially completed (hereinafter defined) by that date that is 220 days after the Effective Date (the TARGET COMPLETION DATE).

                 (b) Plans and Specifications. Seller intends to prepare plans and specifications for the construction of the Improvements on a "staggered basis"; that is, the plans and specifications for earth moving and foundation work will necessarily be prepared prior to plans and specifications for subsequent work. the plans and specifications prepared by Seller will be in substantial accordance with the general construction features described on Exhibit "D". The parties agree that this method of plans and specifications preparation is necessary to allow Seller to promptly commence earth moving and foundation work and to substantially complete the Improvements by the Target Completion Date. Seller will deliver to Purchaser plans and specifications for the construction of each element of the Improvements as Seller's architect prepares them. Purchaser will have five (5) business days after receipt of plans and specifications submitted by Seller to approve or, in good faith, disapprove of same, such to include specific reasons for the disapproval. The parties agree to work in good faith to finalize all plans and specifications for the construction of the Improvements. If Purchaser fails to approve or disapprove of any submitted plans and specifications in writing within this five (5) business day period, Purchaser will be deemed to have approved of same in all respects. Plans and specifications as finally approved from time to time are collectively referred to herein as the PLANS. As each aspect of the plans and specifications are approved, or deemed approved, they will become a part of this Contract as Exhibit "E" without the necessity of further amendment hereto.





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                 (c)      Commencement of Construction.  Seller agrees to
commence construction of the Improvements within forty (40) days after the Effective Date. Construction will be deemed to have commenced at that time that Seller begins earth moving and grading work.

                 (d) Substantial Completion. As used herein the term SUBSTANTIALLY COMPLETE or SUBSTANTIALLY COMPLETED means that, in the opinion of Seller's architect, each of the following shall have occurred: (i) the Improvements have been completed substantially in accordance with the Plans, subject only to the completion of punch- list items, none of which may materially affect Purchaser's intended use and enjoyment of the Improvements or the Land and all of which will be completed within thirty (30) days after the date of the walk-through inspection, as provided below, and (ii) the Improvements have been completed as necessary for the applicable governmental authority to issue a certificate of occupancy for the Improvements allowing Purchaser to occupy the Improvements, and (iii) all utilities required for Purchaser's operations of the Improvements are in place and operational to the Improvements, including gas, electricity, water, sanitary sewer, and telephone. Seller will notify Purchaser of the date that Seller's architect expects the Improvements to be substantially complete, such notice not to be dated more than forty-five (45) or less than thirty (30) days prior to the date that is set forth in such notice for the Improvements to be substantially complete. Upon receipt of notification from Seller's architect that the Improvements are substantially complete, Purchaser shall verbally notify Seller of the date Purchaser intends to make its walk-through inspection of the Improvements to determine punch-list items, such date to be within five (5) days after Purchaser's receipt of such notice. Seller's architect will accompany Purchaser on the walk-through inspection so as to mutually determine the punch-list of items to be completed or repaired by Seller. Satisfaction of punch-list items or Purchaser's failure to conduct a walk-through inspection will not delay the Closing. At Closing, 150% of the amount which, in the reasonable opinion of Seller's architect, is necessary to complete the punch-list of items remaining to be completed as determined pursuant to this subparagraph will be held back from the funds delivered to Seller and held in escrow by the Title Company. This amount will be delivered to Seller at such time as the punch-list items have been completed. Seller will inform Purchaser of the amount determined by Seller's architect necessary to complete the punch-list items, and Purchaser may reasonably object to same. Nonetheless, Seller will be responsible for paying the entire cost of completing the punch-list items, even if such costs exceed the 150% holdback.

                 (e) Certificate of Substantial Completion. Following Seller's architect's determination that the Improvements are substantially complete and provided that (i) Purchaser has actually conducted its walk-through inspection of the Improvements, or (ii) the time period established for Purchaser to make its walk-through inspection has expired, whichever comes first, Seller's architect will issue a Certificate of Substantial Completion certifying as to the date that Seller's architect determined the Improvements to be substantially complete, and such certificate will be conclusive in any dispute as to the date that the Improvements were substantially completed. The date that the Improvements were actually substantially complete as noted in the Certificate of Substantial Completion will be the DATE OF SUBSTANTIAL COMPLETION as that term is used herein.

                 (f) Contractors. Seller's general contractor will be McFadden & Miller (CONTRACTOR). Seller agrees to provide Purchaser with a list of all major subcontractors and major suppliers.

                 (g) Warranties. For a period of one (1) year following the Closing Date, Seller will promptly repair all defects in the Improvements, provided that Purchaser promptly notifies Seller of any defects. The one-year warranty provided in this paragraph is in addition to and not in limitation of any other express warranties provided in Paragraph 10(a) below. Seller further agrees to





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assign to Purchaser at Closing any and all warranties Seller receives from its contractors and suppliers in connection with the Improvements; provided that such assignment shall not prevent Seller from enforcing same. In this regard, Seller agrees to provide Purchaser with copies of all proposed warranties as they are submitted to Seller from time to time in connection with the construction of the Improvements. If for any reason Purchaser objects to the form of the warranty, Seller agrees to cause its general contractor to "shop" the work to be covered by the warranty in hopes of obtaining a warranty on terms acceptable to Purchaser; provided, however, that any delay in substantially completing the Improvements caused thereby will be a Purchaser's Delay. Additionally, the Purchase Price will be increased or decreased by the additional cost or savings to Seller obtained through shopping the work to be covered by the warranty. Notwithstanding the above, Purchaser agrees that standard industry warranties customary in the industry for the work to be covered will not be objectionable, and Seller agrees to obtain at least standard industry warranties from generally recognized contractors, subcontractors and suppliers.

                 (h) Work by Purchaser's Agents. Upon request by Purchaser, Seller shall permit Purchaser and its contractors to enter the Land prior to
the Date of Substantial Completion   so that Purchaser may perform through its
own contractor(s) (who must be approved by Seller, such not to be unreasonably withheld) other work and decorations Purchaser wants in the Improvements. This
license to enter prior to the Date of Substantial Completion   is subject to
the following conditions:

         o In the sole, but reasonable, opinion of Seller's architect, the Improvements shall have been completed to a point that work by Purchaser's Agents may commence without delaying the completion of the Improvements or preventing the completion of any aspect thereof or materially increasing the cost thereof;

         o Purchaser's contractor(s) must work in harmony and not unreasonably interfere with Seller's contractors and subcontractors; and

         o Purchaser must deliver evidence to Seller that Purchaser and Purchaser's contractors are carrying insurance in a form and in amounts reasonably acceptable to Seller.

         Seller may revoke this license if any of the conditions are not satisfied from time to time upon three business days notice to Purchaser. To the extent that the conditions are satisfied, Seller will cause its general contractor to ensure that it and its subcontractors do not unreasonably interfere with the completion of work performed by Purchaser's Agents. Seller will not be liable in any way for any injury, loss, or damage that occurs to any of Purchaser's decorations or installations made prior to the Date of
Substantial Completion   except to the extent due to Seller's or its
contractors, agents, officers, partners, servants, contractors and employees (collectively SELLER PARTIES) negligence or willful misconduct. Purchaser shall indemnify, defend, and hold Seller harmless from any claims, demands, actions, losses, and damages arising from activities of Purchaser or any of
Purchaser's Agents except to the extent due to Seller's or any   Seller
Parties' negligence or willful misconduct.

                 (i) Approval of Testing Standards. Purchaser acknowledges that it has received and reviewed the construction materials testing standards (CMTS) attached hereto as Exhibit "G" and incorporated herein by reference. Seller agrees to perform, or cause to be performed, all tests and inspections and cause all reports to be made as required by the CMTS.

                 (j) Construction Meetings. Seller agrees to formally meet with Purchaser, Seller's architect and the general contractor together at least once per month to jointly review the progress of construction and to discuss any other matters pertaining to the construction of the Improvements. Seller will cause minutes of these meetings to be prepared and provided to Purchaser. Seller will otherwise keep Purchaser reasonably informed as to the progress of Improvements and agrees to meet with Purchaser upon request to discuss same.
If Purchaser requests additional meetings with the architect, the general contractor and/or the subcontractors, any professional fees incurred for such additional meetings will be at Purchaser's sole cost (Seller agrees that no such professional fees will be charged by Seller for such additional meetings). Purchaser agrees that any comments or concerns it may have regarding the construction of the Improvements should be directed solely to Seller and not to its general contractor or any subcontractor. This is necessary to preserve established lines of communication and to prevent confusion among the various contractors as to from whom they are to receive instructions.

                 (k) Adjustment to the Purchase Price. The parties agree that the Purchase Price is inclusive of the cost of completing the Improvements as contemplated by the general construction features attached hereto as Exhibit "D". Notwithstanding such, the Purchase Price will be adjusted upward by:

         o any additional cost to Seller caused by the discovery of adverse subsurface soil conditions not described in any of the reports set forth on Exhibit "F"; provided that the Purchase Price will not be increased more than $150,000.00 for such adverse subsurface soil conditions;

         o any additional cost to Seller in revising any preliminary plans and specifications due to material changes thereto requested by Purchaser not contemplated by the general construction features described on Exhibit "D";

         o any additional cost to Seller in completing the Improvements due to change order or work order requests of Purchaser, inclusive of the cost of preparing plans and specifications therefor; and

         o       any costs incurred by Seller as a result of Purchaser Delays.

If any change order or work order requests result in a savings to Seller in completing the Improvements, the Purchase Price will be reduced to reflect that savings; provided, however that Purchaser may not request any change or work order that materially varies from construction requirements generally described on Exhibit "D" or the Plans or that would violate Applicable Laws.

         7. CONDITIONS TO CLOSING. In addition to any other express conditions to closing set forth in this Contract, the satisfaction of the following will be conditions to Closing:

                 (a) Seller has informed Purchaser that Seller is under contract to purchase the Seller's Land. Notwithstanding any provision herein to the contrary, Seller's and Purchaser's obligations hereunder are expressly conditioned upon Seller having acquired fee simple title to the Seller's Land on or before May 31, 1995 [Purchaser's and Seller's benefit].

                 (b) The applicable governmental authority shall have issued a certificate of occupancy allowing Purchaser to occupy the Improvements [Purchaser's benefit].

                 (c) The Title Company shall be unconditionally and irrevocably committed to issuing in Purchaser's name the Owner's Policy insuring good and indefeasible fee simple title to the Land, subject only to the Permitted Exceptions [Purchaser's benefit].

                 (d) If determined to be necessary by Seller or applicable governmental authorities, the Land will have been replatted [Seller's benefit].

In such event, Seller agrees to cause the Land to replatted at its sole cost; provided that Purchaser shall cooperate with such efforts as requested by Seller and will not unreasonably withhold its consent to any form of such replat. Such replat and all matters shown thereon will also be Permitted Exceptions as that term is used in this Contract.

                 (e) Purchaser shall have received an as-built survey of the Land showing the Improvements thereon and true, correct and complete copies of all plans, specifications and drawings utilized in the construction of the Improvements, inclusive of the Plans [Purchaser's benefit].

                 (f) Seller shall have obtained and recorded lien waivers from its general contractor and all subcontractors or other evidence reasonably satisfactory to Purchaser that no such persons have any claim against the Property by virtue of work performed or materials supplied by them [Purchaser's benefit].

                 (g) Seller shall have obtained and delivered to Purchaser any approvals, estoppel letters and other documents necessary to evidence that (i) all applicable property owners' associations and applicable committee's thereof have approved of the design of and the Plans for the Improvements, and (ii) there are no unpaid assessments with respect to the Real Property and no liens have been filed against the Real Property with respect to any unpaid assessments.

         In the event that all of the above conditions are not satisfied by the date scheduled for closing or the date otherwise set forth above for satisfaction thereof, the party for whom such condition was imposed may waive the condition or conditioned upon giving ten (10) days notice and opportunity to cure the failure of such condition, terminate this Contract by written notice to the other, in which event the Earnest Money will be returned to Purchaser and neither party will thereafter have any obligation to the other except for those that by their terms expressly survive termination hereof. If such condition is waived, the Closing will take place as scheduled with no reduction in the Purchase Price. The failure of a condition to be satisfied will not constitute an event of default hereunder by either party.
Notwithstanding the provisions of this paragraph to the contrary,   no grace or
cure period will be required with respect to the condition set forth in subparagraph (a) above.

         Additionally, notwithstanding subsection (f) of this paragraph, if on the Closing Date Seller or Purchaser is aware of any claim or threatened claim by any of the persons referenced in subsection (f) against the Property for work performed or materials supplied by or on behalf of Seller, and except as provided in the last sentence of this paragraph, the Closing will take place notwithstanding such claim and without reduction in the Purchase Price provided
that Seller will   take such steps as required by the Title Company for it to issue the Owner's Policy without exception to such lien (i.e., by bonding such lien or escrowing with the Title Company an amount sufficient to pay the lien in the event Seller cannot cause it to be removed). If any of several alternatives are available to accomplish this, Seller may pick any such alternative in its sole discretion. Seller will in any event indemnify and hold Purchaser, Purchaser's lender and the Property harmless from and against such claim. Additionally, if the claim evidenced by the lien is in excess of $25,000.00, Purchaser may elect to delay the Closing until Seller has provided reasonably satisfactory evidence that the lien has been released or satisfied and further provided that if Seller has not caused such claim to be released or satisfied by that date that is ninety (90) days after the Scheduled Closing Date (hereinafter defined), as such may be extended, Purchaser may elect to terminate this Contract.

         8.      CLOSING.

                 (a) Closing Date. The consummation of the sale and purchase of the

Property provided for in this Contract (the CLOSING) will occur on that date (the SCHEDULED CLOSING DATE) that is twenty (20) days after the later to occur of (i) the date of Purchaser's receipt of the Certificate of Substantial Completion, and (ii) the date that Seller obtains and delivers to Purchaser a certificate of occupancy allowing Purchaser to occupy the Improvements. Additionally, if Purchaser informs Seller in writing prior to the Scheduled Closing Date that Purchaser cannot close on that date because Purchaser's lender is not in position to fund on that date, then the Scheduled Closing Date will be extended for ten (10) days. The date upon which the Closing actually occurs will be the CLOSING DATE as that term is used in this Contract.

                 (b) Documents and Other Items to be Delivered by Seller at Closing. Seller will execute and deliver to the Title Company at or prior to the Closing:

                          (i) A Special Warranty Deed (DEED) in the form of Exhibit "H" attached hereto and incorporated herein by reference, conveying the Real Property to Purchaser subject only to the Permitted Exceptions;

                          (ii) A Bill of Sale and Assignment in the form of that attached hereto as Exhibit "I" and incorporated herein by reference transferring to Purchaser the Personalty;

                          (iii) Payment for the Owner's Policy in an amount equal to the Purchase Price;

                          (iv) An affidavit in compliance with Section 1445 of the Internal Revenue Code of 1986 (IRC), as amended, and applicable regulations promulgated thereunder, in the form set forth as Exhibit "J" attached hereto and incorporated herein by reference, stating that Seller is not a "foreign person" as that term is defined in the
         Section 1445 of the IRC and the applicable regulations promulgated thereunder;

                          (v) A Certificate of Affidavit of Debts, Liens and Parties in Possession on the Title Company's standard form thereof;

                          (vii)  The Easement Agreement; and

                          (viii) Such evidence or documents as may be reasonably required by the Purchaser or the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of the Seller in connection with the sale of the Property.

                 (c) Documents and Other Items to be Delivered by Purchaser at Closing. Purchaser will execute, as applicable, and deliver to the Title Company at or prior to the Closing:

                          (i) The balance of the Purchase Price in cash or other Good Funds (the Earnest Money being applied thereto) as adjusted pursuant to the terms hereof;

                          (ii)   The Easement Agreement; and

                          (iii) Such evidence or documents as may reasonably be required by the Seller or the Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of the Purchaser in connection with the sale of the Property.

                 (d) Closing Costs. In addition to any costs and expenses allocated to Seller elsewhere in this Contract, Seller will pay at Closing the cost of providing the Owner's Policy (provided that Seller will not be responsible for the cost of any endorsements, deletions or modifications desired by Purchaser), any transfer taxes and one-half of any escrow costs of the Title Company. Purchaser will pay at Closing the costs of any modifications, deletions or endorsements it desires to the Title Policy, including specifically the Survey Exception, the cost of recording the Deed, and one-half of any escrow costs of the Title Company. Subject to Paragraph 18(k) below, each party will pay their own attorneys' fees in connection with the transactions contemplated hereby.

                 (e) Possession of the Property. Upon completion of the Closing (and whether or not the Deed is actually recorded on the Closing Date), Purchaser shall have the full and unrestricted right to possession of the Property, subject to the Permitted Exceptions.

         9. PRORATIONS AND ADJUSTMENTS. Ad valorem taxes for the Land for the year in which the Closing occurs will be prorated at Closing effective as of 11:59 p.m. on the date immediately preceding the Closing Date. Seller will pay to Purchaser, in the form of a credit against the balance of the Purchase Price then due, Seller's pro-rata portion of such taxes. Seller's pro rata portion of such taxes will be based upon taxes actually assessed for the year in which the Closing occurs; provided that if ad valorem taxes for such year have not been assessed on the Real Property as of the Closing Date, such proration will be estimated based upon ad valorem taxes for the immediately preceding calendar year, and adjusted when actual amounts are available at the request of either party hereto. In the event the Land has been assessed for property tax purposes at such rates as would result in "roll-back" taxes upon a change in land usage or ownership of the Property, Seller hereby agrees to pay all such taxes and shall indemnify and save Purchaser harmless from and against all claims and liability for such taxes. The provisions of this Paragraph 9 will survive the Closing and not merge therein.

         10.     REPRESENTATIONS, WARRANTIES AND COVENANTS.

                 (a) Seller's Representations and Warranties. To induce Purchaser to enter into this Contract, and in addition to any other representations, warranties and covenants of Seller contained herein, Seller specifically represents, warrants and covenants the following to Purchaser:

                          (i) (A) Seller is a duly organized and existing Delaware corporation and is in good standing and duly qualified to transact business in Texas; (B) Seller has all requisite power and authority to enter into this Contract; (C) on the Closing Date Seller will have all requisite power and authority to consummate the transactions contemplated herein; (D) each of the persons executing this Contract on behalf of Seller is authorized to do so; and (E) this Contract constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms;

                          (ii) Other than the seller under the contract Seller is under to purchase Seller's Land, and an agriculture lease that will be terminated at or prior to Closing, and to Seller's current actual knowledge on the Effective Date, there are no adverse or other parties in possession of the Land or any part thereof and Seller has not granted any license, lease, or other right relating to the use or possession of the Land or any part thereof;

                          (iii) All utilities required pursuant to the general construction features attached hereto as Exhibit "D" or by applicable law are available to the boundary lines of the Land or, at Seller's cost, will be made available to the boundary line of the Land in connection with the construction of the Improvements including, telephone, gas, water, electricity and sanitary and storm sewer. On the Closing Date all such utilities will be available to and working in the Improvements;

                          (iv) The Land has, or upon completion of the Improvements will have, access to a dedicated public right-of-way;

                          (v) Seller covenants and agrees to construct, or cause to be constructed, the Improvements in a diligent, good and workmanlike manner, in compliance with all Applicable Laws, in accordance with the Plans and the recommendations of the reports described in item number 2 on Exhibit "F" and using only new materials of high quality as customary in the industry. As used herein, the term APPLICABLE LAWS means (a) any and all judicial decisions, orders, injunctions, writs, statutes, rulings, regulations, permits, certificates or ordinances of any governmental authority having jurisdiction over the Property including, without limitation, any of the aforesaid dealing with the design, construction, ownership, use, leasing, maintenance, service, operation, or condition of real property, or zoning, or environmental matters, or parking requirements and (b) the terms of any other written and oral agreements of which Seller has knowledge, and any and all restrictions of record, insurance requirements, documents, or instruments relating to the Property, or to or by which the Property, or its owner, may be bound or encumbered.

                          (vi) On the Closing Date Seller will have good and indefeasible title to the Real Property and there will be no adverse or other parties in possession of the Land or any part thereof and Seller will not have granted any license, lease, or other right relating to the use or possession of the Land or any part thereof except pursuant to this Contract;

                          (vii) Seller has not received any notice of any civil, criminal, administrative or other action, suit, proceeding (including, without limitation, zoning or condemnation proceedings) pending or threatened against the Land, at law or in equity or before any federal, state municipal or other governmental department, commission, board, agency or instrumentality;

                          (viii) Seller has no current actual knowledge that the Land cannot be developed as contemplated by this Contract.

                          (ix) Except as may be provided in the documents described in item no. 1 to Exhibit "F" attached hereto, Seller does not have any current actual knowledge of any adverse environmental conditions pertaining to or affecting the Land;

                          (x) No asbestos will be utilized in the construction of the Improvements;

                          (xi) Seller is not a "foreign person" as that term is defined in Section 1445 of the IRC, and any applicable regulations promulgated thereunder;

                          (xii) During the period of Seller's ownership of the Land, Seller will comply with and obey all Applicable Laws; and

                          (xiii) Notwithstanding anything in this Contract to the contrary, that the lease to TSI Prime Time of, and the occupancy by TSI Prime Time of, approximately 100,000 square feet of warehouse space, inclusive of 3,000 square feet of office space, within the Improvements will not cause the Improvements or any portion of the Property to be in violation of any Applicable Laws.

         As used herein, CURRENT ACTUAL KNOWLEDGE means the current, conscious and actual knowledge of Seller without requirement of inquiry or investigation. Each of the provisions contained in this Section 10(a) shall be true and correct when made and on the Closing Date and shall survive the Closing for a period of one (1) year thereafter.

                 (b) Purchaser's Warranties. In addition to any other representations, warranties and covenants of Purchaser contained herein, Purchaser specifically represents, warrants and covenants that (i) Purchaser
(i) is a duly organized and existing Delaware corporation and is in good standing and duly qualified to transact business in Texas; (ii) Purchaser has all requisite power and authority to enter into this Contract and to consummate the transactions contemplated herein; (iii) each of the persons executing this Contract on behalf of Purchaser is authorized to do so; and (iv) this Contract constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

         Each of the provisions contained in this Section 10(b) shall be true and correct when made and on the Closing Date and shall survive the Closing for a period of one (1) year thereafter.

                 (c) Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN PARAGRAPH 10(A) AND ELSEWHERE IN THIS CONTRACT, PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT THE SALE OF THE LAND HEREUNDER IS AND WILL BE MADE ON AN "AS IS, WHERE IS AND WITH ALL FAULTS" BASIS AND THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE LAND, INCLUDING, WITHOUT LIMITATION, (1) ENVIRONMENTAL MATTERS RELATING TO THE LAND OR ANY PORTION THEREOF, (2) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND FAULTING, (3) WHETHER OR NOT AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (4) DRAINAGE, (5) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSCORING, (6) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY, (7) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE LAND, OR (8) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE LAND.

                 (d) PURCHASER'S WAIVER AND RELEASE AS TO THE LAND. AS PART OF PURCHASER'S AGREEMENT TO PURCHASE AND ACCEPT THE LAND "AS IS, WHERE IS AND WITH ALL FAULTS", AND SUBJECT TO THE EXPRESS WARRANTIES AND REPRESENTATIONS OF SELLER IN PARAGRAPH 10(A) AND ELSEWHERE IN THIS CONTRACT, PURCHASER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY AND ALL ACTUAL OR POTENTIAL RIGHTS PURCHASER MIGHT HAVE REGARDING ANY FORM OF WARRANTY, INCLUDING IMPLIED WARRANTIES, OF ANY KIND OR TYPE, RELATING TO THE LAND OR ANY OF THE MATTERS REFERRED TO IN SUBPARAGRAPH (C) ABOVE (PROPERTY CONDITION). SUBJECT TO THE EXPRESS WARRANTIES AND REPRESENTATIONS OF SELLER IN PARAGRAPH 10(A) AND ELSEWHERE IN THIS CONTRACT, SUCH WAIVER IS ABSOLUTE, COMPLETE, TOTAL AND UNLIMITED IN ANY WAY AND INCLUDES A WAIVER OF STRICT LIABILITY RIGHTS, AND CLAIMS, LIABILITIES, DEMANDS OR CAUSES OF ACTION OF EVERY KIND AND TYPE, WHETHER STATUTORY, CONTRACTUAL OR UNDER TORT PRINCIPLES, AT LAW OR IN EQUITY, INCLUDING, BUT NOT LIMITED TO, CLAIMS REGARDING DEFECTS WHICH MIGHT HAVE BEEN DISCOVERABLE, CLAIMS REGARDING DEFECTS WHICH WERE NOT OR ARE NOT DISCOVERABLE, ALL OTHER EXTANT OR LATER CREATED OR CONCEIVED OF STRICT LIABILITY OR STRICT LIABILITY TYPE CLAIMS AND RIGHTS, AND ANY CLAIMS UNDER CERCLA (AS DEFINED BELOW). SUBJECT TO THE EXPRESS WARRANTIES AND REPRESENTATIONS OF SELLER IN PARAGRAPH 10(A) AND ELSEWHERE IN THIS CONTRACT, EFFECTIVE UPON THE CLOSING DATE, AND TO THE FULLEST EXTENT PERMITTED BY LAW, PURCHASER HEREBY RELEASES, DISCHARGES AND FOREVER ACQUITS SELLER AND EVERY ENTITY AFFILIATED WITH SELLER AND ALL OF THEIR OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS AND INDEPENDENT CONTRACTORS AND THE

SUCCESSOR OF EACH AND EVERY ONE OF THEM FROM ALL DEMANDS, CLAIMS, LIABILITIES, OBLIGATIONS, COSTS AND EXPENSES WHICH PURCHASER MAY SUFFER OR INCUR RELATING TO THE PROPERTY CONDITION OR ANY OTHER ASPECT OF THE LAND. AS PART OF THE PROVISIONS OF THIS SUBPARAGRAPH (D), BUT NOT AS A LIMITATION THEREON, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED. IN THIS CONNECTION AND TO THE EXTENT PERMITTED BY LAW, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT PURCHASER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND PURCHASER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT PURCHASER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH MIGHT IN ANY WAY BE INCLUDED IN THE WAIVERS AND MATTERS RELEASED AS SET FORTH IN THIS SUBPARAGRAPH (D); PROVIDED THAT SUCH WAIVERS AND RELEASES DO NOT NEGATE OR LIMIT THE EFFECT OF THE EXPRESS WARRANTIES AND REPRESENTATIONS OF SELLER IN PARAGRAPH 10(A) AND ELSEWHERE IN THIS CONTRACT. THE PROVISIONS OF THIS SUBPARAGRAPH (D) PERTAIN ONLY TO THE PURCHASE OF THE LAND AND NOT THE IMPROVEMENTS. THE PROVISIONS OF THIS SUBPARAGRAPH (D) ARE MATERIAL AND INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY PURCHASER IN EXCHANGE FOR SELLER'S PERFORMANCE HEREUNDER.

                 (e) DTPA WAIVER. PURCHASER REPRESENTS AND WARRANTS TO SELLER THAT PURCHASER HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE PURCHASER TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTION CONTEMPLATED BY THIS CONTRACT. FURTHER, PURCHASER ACKNOWLEDGES THAT IT IS NOT IN A DISPARATE BARGAINING POSITION RELATIVE TO SELLER WITH RESPECT TO THIS CONTRACT. ACCORDINGLY, TO THE EXTENT APPLICABLE AND PERMITTED BY LAW (AND WITHOUT ADMITTING SUCH APPLICABILITY), PURCHASER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES- CONSUMER PROTECTION ACT, CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN
SECTION 17.555, WHICH IS NOT WAIVED).

                  (f) For purposes of this Contract, the term "Hazardous Substances" means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended ("CERCLA"), or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended, or any other federal, state or local law, ordinance, rule or regulation applicable to the property, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (pcbs), or radon gas, urea formaldehyde, asbestos or lead.

                 (g) Mutual Release. Without limitation of and in addition to any other releases or waivers contained in this Contract, Purchaser and Seller mutually release the other from any and all claims, liabilities, losses, suits and expenses arising from any adverse environmental condition occurring on the Land due to the acts of third parties not under the control of Seller or Purchaser. To the extent that this subparagraph is deemed or held to conflict with Purchaser's waivers and release contained in subparagraph (d) above, such subparagraph (d) will control to the extent of such conflict.

                 (h) Survival. The representations and warranties set forth in subparagraph (a) and (b) above and elsewhere in this Contract will survive the Closing for a period of one (1) year. The provisions of subparagraphs (c), (d), (e), (f), and (g) above and this subparagraph (h) will survive the Closing indefinitely.

         11.     INDEMNIFICATION.

                 (a) By Seller. Notwithstanding the provisions of ParagraphS 10(c) and (d), but without in any way limiting the representations and warranties of Paragraph 10(a), Seller hereby agrees to indemnify and hold harmless Purchaser, and Purchaser's employees, officers, directors, partners, representatives and agents from and against any and all debts, duties, obligations, liabilities, suits, claims, demands, causes of action, damages, losses, costs and expenses (including, without limitation, attorneys' fees and expenses and court costs) in any way relating to, connected with or arising out of the Property or the ownership, use, operation, maintenance and management thereof to the extent, but only to the extent, that the occurrence causing or leading to the enforcement of such indemnity occurred during the period of time Seller owned the Property and was caused by Seller, any affiliate of Seller or any party occupying or operating the Property under the supervision or control of Seller (i.e., Seller will not be required to indemnify Purchaser for matters or conditions, including environmental conditions, that existed on the Land or first arose prior to the date Seller acquired title to the Land or which were caused by any party other than Seller, an affiliate of Seller or any party occupying or operating the Property under the supervision or control of Seller).

                 (b) By Purchaser. Purchaser hereby agrees to indemnify, protect, defend, save and hold harmless Seller, and Seller's employees, officers, directors, partners, representatives and agents from and against any and all debts, duties, obligations, liabilities, suits, claims, demands, causes of action, damages, losses, costs and expenses (including, without limitation, attorneys' fees and expenses and court costs) in any way relating to, connected with or arising out of (i) the Property or the ownership, leasing, use, operation, maintenance and management thereof from and after the Closing Date, but, except as may be otherwise noted elsewhere herein, only to the extent that the occurrence causing or leading to the enforcement of such indemnity first occurred or arose during the period that Purchaser or any affiliate of Purchaser owned, occupied, managed, controlled or operated the Property and was caused by Purchaser or such affiliate or any party operating or occupying the Property under the supervision or control of Purchaser; and (ii) Purchaser's inspections or examination thereof as provided in Paragraph 5(a).

         The indemnities in this Paragraph 11(a) and (b) will survive the Closing indefinitely and not be merged therein.

         12. PERMITTED TERMINATION BY PURCHASER. If Purchaser properly terminates this Contract pursuant to a right granted to Purchaser hereunder to do so, including the right to terminate for Seller's default set forth in Paragraph 13(b), the Earnest Money will be returned to Purchaser. Upon Purchaser's receipt of the Earnest Money, neither party will thereafter have any further rights or obligations, one to the other, except for obligations which by their terms expressly survive the termination of this Contract.

         13.     DEFAULT AND REMEDIES.

                 (a)      Purchaser's Default.

                          (i) Purchaser acknowledges and agrees that, in reliance upon the agreements of Purchaser contained herein, Seller will incur significant expense in constructing the Improvements. Additionally, the Improvements are being constructed specifically for Purchaser and in accordance with design specifications required by Purchaser, thereby being unique to Purchaser. If Purchaser defaults, the Improvements could not be sold or leased to any other party, if at all, without significant modification and additional expense. Furthermore there is no certainty that the Improvements could be sold or leased at a price equivalent to the Purchase Price. As such, this transaction is not a common purchase/sale of real property in which the seller's position from the standpoint of measurable costs changes very little between the time of contracting and closing or default. In such event a seller's damages for default by a purchaser is commonly limited solely to the earnest money paid by the purchaser, the parties agreeing that the actual damages are difficult to measure and the earnest money being a reasonable approximation thereof and therefore liquidated damages for purchaser's breach. Purchaser agrees that in this Contract, the Earnest Money may be less than a reasonable approximation of the damages Seller will suffer due to a default by Purchaser. Therefore, if Purchaser defaults under this Contract prior to Closing, Seller will be entitled to the Earnest Money and will have in addition any and all rights and remedies available by reason of such default at law, including the right to seek actual damages and the Purchase Price, or in equity, and, specifically but without limitation, specific performance of Purchaser's obligation to purchase the Property. In the event Seller seeks actual damages, for a period of one (1) year from the date of Seller's termination of this Contract due to Purchaser's default, Seller will use reasonable efforts to mitigate and will not act in bad faith in such efforts to mitigate; provided that Seller will have satisfied its obligation to use reasonable efforts to mitigate if Seller (a) places at least one (1) standard sign on the Land advertising its availability for sale or lease, (b) sends standard fliers to major real estate brokerage firms in accordance with Seller's normal and customary business practice, and (c) responds to inquirers concerning the Property in accordance with Seller's normal and customary business practice. If Seller actually recovers any portion of its damages due to a sale or lease of the Property within five (5) years following termination of this Contract by Seller due to Purchaser's default and failure to cure, or the entering into of a sale contract or lease during this five (5) year period that is actually consummated, whether or not such consummation occurs after the expiration of this five (5) year period, Seller's actual damages will be reduced by the amount of such recovery, less Seller's cost and expense incurred in connection with same including, without limitation, attorneys' fees, brokers' commissions, marketing costs and the cost of modifying the Improvements to meet the requirements of such new purchaser or tenant.

                          (ii) In the event of any breach by Purchaser after Closing of any covenant, representation or indemnity, which survives the Closing, Seller may recover from Purchaser its actual damages arising from such default.

                          (iii) In the event Purchaser files a lis pendens or an action for specific performance against Seller or otherwise clouds Seller's title to the Property and fails to prevail in a final, non-appealable judgment, Seller shall be entitled to pursue any remedies available at law or in equity with respect thereto, including, but not limited to, suit for damages, attorney's fees and costs.

                          (iv) Notwithstanding the above, in no event will Purchaser be liable to Seller for any punitive, speculative or consequential damages.

                 (b)      Seller's Default.

                          (i)  If Seller wrongfully fails to close the
         transaction contemplated by this Contract, or, and except as specifically provided in subparagraph (b)(ii) below with respect to Seller's failure to substantially complete the Improvements, if Seller otherwise wrongfully fails to perform any of its obligations or agreements hereunder, either prior to or at Closing, Purchaser may, AS ITS SOLE AND EXCLUSIVE REMEDIES THEREFOR, either (a) terminate this Contract and recover the Earnest Money and seek actual damages against Seller for up to, but not in excess of

         $1,000,000.00, or (b) seek specific performance of Seller's obligations hereunder. Except as provided in subparagraph (b)(iv), in no event shall Seller be liable to Purchaser for any actual damages in excess of $1,000,000.00 or any punitive, speculative, consequential or other damages.

                          (ii) If for any reason other than Force Majeure or Purchaser Delays, both the Date of Substantial Completion has not occurred and a certificate of occupancy has not been obtained and delivered to Purchaser by the later to occur of (1) 240 days after the Effective Date, or (2) December 31, 1995, Seller will pay to Purchaser as liquidated damages, and Purchaser's sole and exclusive remedy will be, the amount of $2,500.00 per day from and after the later to occur of (1) 240 days after the Effective Date, or (2) December 31, 1995, and ending on the date that both the Date of Substantial Completion has occurred and a certificate of occupancy has been obtained and delivered to Purchaser. Additionally, and except as provided in subparagraph (b)(iii) below, Seller will not be in default for failure to substantially complete the Improvements such that Purchaser may exercise any remedies provided for in this Contract other than that provided in the preceding sentence, if applicable, unless the Date of Substantial Completion has not occurred and Seller has not delivered to Purchaser the certificate of occupancy (A) within 310 days after the Effective Date for reasons other than Force Majeure or Purchaser Delays; or (B) within 340 days after the Effective Date for any reason other than Purchaser Delays, and in either of such events, Purchaser will have the remedies set forth in subparagraph (b)(i) above for Seller's default.

                          (iii) Notwithstanding any provision herein to the contrary, Seller will be in default if Seller abandons the construction site and stops construction for thirty (30) continuous days for any reason other than Purchaser's default or Force Majeure and Seller does not recommence construction within fifteen (15) days after receipt of written notice, subject to Force Majeure; provided that if Purchaser has previously given Seller two (2) such written notices under this subparagraph, no further notice will be required as a condition to Purchaser's exercise of the remedies set forth in subparagraph (b)(i).

                          (iv) In the event of any default by Seller after Closing of any covenant, warranty, representation or indemnity, which survives the Closing, including specifically the warranty contained in Paragraph 6(g) above, Purchaser may recover from Seller its actual damages arising from such default and their will be no cap on the amount of such actual damages.

                 (c) Disposition of the Earnest Money. In the event that under any provision of this Contract one of the parties becomes entitled to the Earnest Money, the other party agrees to promptly execute any documentation requested by the Title Company to allow the release of the Earnest Money to such entitle party and the failure to do so will constitute an event of default hereunder.

                 (d) Notice and Opportunity to Cure. Notwithstanding Paragraphs 13(a) and (b) above, no party will be in default hereunder until the other party first provides written notice of the alleged default and such default is not cured within ten (10) days after the effective date of such notice. Additionally, if Purchaser fails to close on the date scheduled for Closing due to a Major Event, Purchaser will not be in default hereunder unless Purchaser fails to close within 90 days after receipt of written notice from Seller. As used herein, a MAJOR EVENT means the physical destruction of or damage to the plant or factory located in Taiwan and currently owned or utilized by Purchaser to supply its United States operations to the extent that Purchaser's operations in the United States are materially affected and cannot be continued in the manner they were conducted immediately prior to such Major Event.

                 (e) Survival. The provisions of this Paragraph 13 will survive the Closing and not be merged therein

         14. COMMISSION AND ABSTRACT. If and only if, as and when this transaction is closed, Seller shall be solely responsible for and shall pay a real estate commission (the COMMISSION) to Jackson & Cooksey (hereinafter referred to as the BROKERS, whether one or more) pursuant to the a separate written agreement between Seller and Broker. It is expressly understood, acknowledged and agreed that the Brokers' right to such Commission shall vest only upon the actual Closing and consummation of this Contract and no Commission shall be earned, due or owing in the event the purchase and sale transaction contemplated herein shall fail to close for any reason whatsoever including, but not limited to, the default of either Seller or Purchaser. The Brokers shall divide the Commission as provided hereinabove, and Seller shall, notwithstanding any contrary agreement for division of Commission, be fully protected in paying such Commission (or portion thereof) then due and owing to such Brokers in accordance with the allocation stated hereinabove or, at Seller's option, by depositing such Commission then due and owing with the Title Company pending resolution by all of the parties constituting Brokers of any dispute with respect thereto. In no event whatsoever shall any Broker be entitled to receive any portion of the Earnest Money. Each party hereto represents to the other that, except as set forth above with respect to the Brokers, it has not authorized any broker or finder to act on its behalf in connection with the sale and purchase transaction contemplated hereby and that it has not dealt with any broker or finder purporting to act for any other party. Each as to any commission owed to Brokers pursuant to this paragraph, which will be Seller's responsibility, each party hereto agrees to indemnify and hold harmless the other party from and against any and all liabilities, costs, damages and expenses of any kind or character arising from any claims for brokerage or finder's fees, commissions or other similar fees in connection with the transactions covered by this Contract insofar as such claims shall be based upon alleged arrangements or agreements made by such party or on its behalf, which indemnity shall expressly survive any termination or Closing of this Contract. The Texas Real Estate License Act requires written notice to Purchaser that Purchaser should have an attorney examine an abstract of title to the Property or else obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Purchaser.

         15. ASSIGNMENT. This Contract shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns; provided, however, that:

                 (a) except with respect to a Permitted Assignment (hereinafter defined) Purchaser may not assign its rights or obligations hereunder without the express prior written consent of Seller, such not to be unreasonably withheld.
                 (b) except with respect to a Permitted Assignment, Seller may not assign any of its rights or obligations under this Contract without the express prior written consent of Purchaser.

                 (c) For purposes hereof, a Permitted Assignment is an assignment to an entity controlling, controlled by, or under common control with the entity seeking to assign.

                 (d) The assigning party agrees to furnish to the other party such information with respect to a proposed assignee and the proposed terms of the assignment as such party may request.

                 (e) No assignment will operate to release the assigning party from any liability or obligations under this Contract by virtue of any such assignment, and such party will remain primarily liable for such obligations.

Any assignment of this Contract in violation of the provisions of this Paragraph 16 will be null and void.

         16.     CONDEMNATION/CASUALTY.

                 (a) Condemnation. In the event that all or any substantial portion (hereinafter defined) of the Real Property is taken in condemnation or by conveyance in lieu thereof or under the right of eminent domain after the Effective Date and before the Closing, Purchaser may, at its option, either (i) terminate this Contract by written notice thereof to Seller within ten (10) days after Seller notifies Purchaser of the condemnation, or
(ii) proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall deliver to Purchaser at the Closing any proceeds actually received by Seller attributable to the Property from such condemnation or eminent domain proceeding or conveyance in lieu thereof and assign to Purchaser Seller's rights to such proceeds, and there shall be no reduction in the Purchase Price. In the event Purchaser fails to timely deliver written notice of termination as described in clause (i) above, Purchaser will be deemed to have elected to proceed in accordance with clause
(ii) above. If the taking does not involve a substantial portion of the Real Property, then Purchaser shall be obligated to close the transaction contemplated herein according to the terms hereof, notwithstanding such taking, and Seller will deliver to Purchaser at Closing any and all awards or consideration attributable to such taking, and there will be no reduction in the Purchase Price. For purposes of this paragraph, a SUBSTANTIAL PORTION will be taken or condemned if (i) such taking or condemnation materially affects the proposed use and utility of the Real Property to the extent that it cannot reasonably be used for the purposes for which Purchaser intends or (ii) the
value of the area taken or condemned is equal to or greater than   ten percent
(10%) of the value of the Real Property as established by the Purchase Price ,
(iii) the taking or condemnation affects ten percent (10%) or more of the aggregate gross number of square feet contained in the Land, or (iv) such taking or condemnation causes any portion of the remainder of the Real Property to be in violation of Applicable Laws.

                 (b) Casualty. Risk of loss due to casualty shall be borne by Seller until Closing. Seller shall carry or cause to be carried insurance in amounts sufficient to restore any of the Improvements damaged by casualty to the condition they were in immediately prior to such casualty. Seller will in any event restore any of the Improvements damaged by casualty as part of its obligation to construct the Improvements; provided that such event will be and is included within the definition of Force Majeure for all purposes.

         17. CONFIDENTIALITY. Each party hereto agrees to keep confidential any information obtained by such party or provided by the other party in connection with the transaction contemplated by this Contract. Such information includes, without limitation (i) financial information pertaining to the other party, (ii) information contained in any studies or reports provided to or obtained by a party and pertaining to the Property, and (iii) the terms of this Contract. The foregoing covenants expressly and indefinitely survive the termination of this Contract.

         18.     MISCELLANEOUS PROVISIONS.

                 (a) Entire Agreement. THE PARTIES HERETO EXPRESSLY ACKNOWLEDGE AND AGREE THAT, WITH REGARD TO THE SUBJECT MATTER OF THIS CONTRACT AND THE TRANSACTIONS CONTEMPLATED HEREIN (I) THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES HERETO; AND (II) THIS CONTRACT, INCLUDING THE DEFINED TERMS AND ALL EXHIBITS AND ADDENDUM, IF ANY, ATTACHED HERETO, AND ALL DOCUMENTS EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY (1) EMBODIES THE FINAL AND COMPLETE AGREEMENT BETWEEN THE PARTIES; (2) SUPERSEDES ALL PRIOR AND CONTEMPORANEOUS NEGOTIATIONS, OFFERS, PROPOSALS, AGREEMENTS, COMMITMENTS, PROMISES, ACTS, CONDUCT, COURSE OF DEALING, REPRESENTATIONS, STATEMENTS,

ASSURANCES AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, AND (3) MAY NOT BE VARIED OR CONTRADICTED BY EVIDENCE OF ANY SUCH PRIOR OR CONTEMPORANEOUS MATTER OR BY EVIDENCE OF ANY SUBSEQUENT ORAL AGREEMENT OF THE PARTIES HERETO.

                 (b) Force Majeure. Neither Seller nor Purchaser shall be held responsible for any delay in the performance of their respective obligations hereunder caused by Force Majeure, and such delays shall be excluded from the computation of the time allowed for the performance of such obligations. As used herein, FORCE MAJEURE shall mean a delay caused by reason of fire, acts of God, unreasonable delays in transportation, embargo, weather, strike, other labor disputes, delays caused by governmental entities, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor or any similar cause not within Seller's or Purchaser's, as applicable, reasonable control. By the fifth day of each month, Seller will endeavor to provide
Purchaser with the number of   days Seller expects that the Date of Substantial
Completion   will be delayed by Force Majeure events occurring during the previous month; provided that Seller will not be estopped from claiming such delay days as being caused by Force Majeure unless Seller fails to notify Purchaser in writing of such Force Majeure events during the calendar month immediately following the month in which such events occurred.

                 (c) Nonwaiver. Unless otherwise expressly provided herein, no waiver by Seller or Purchaser of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party. No delay or omission in the exercise of any right or remedy accruing to Seller or Purchaser upon any breach under this Contract shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Purchaser of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained. All rights, powers, options or remedies afforded to Seller or Purchaser either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law, unless expressly provided to the contrary herein.

                 (d) Further Acts and Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by the parties, the parties will perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as each party or the Title Company may reasonably require to consummate the transaction contemplated hereunder.

                 (e) Governing Law. THIS CONTRACT SHALL BE CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS OTHER THAN THE CONFLICT OF LAWS PRINCIPLES THEREOF. IN ANY PROCEEDING RELATING TO THE TRANSACTION CONTEMPLATED BY THIS CONTRACT, THE VENUE FOR SUCH PROCEEDING SHALL BE DALLAS COUNTY, TEXAS, UNLESS OTHERWISE REQUIRED BY LAW.

                 (f) Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Contract, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any exhibits hereto. The headings used throughout this instrument have been used for convenience only and do not constitute matters to be considered in interpreting this Contract.

                 (g) Severability. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Contract shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                 (h) Notices. All notices or other communications required or permitted to be given pursuant to this Contract shall be given in writing, sent by (i) personal or hand delivery, or (ii) expedited or overnight delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, or (iv) telecopy or fax (provided that such telecopy or fax is confirmed by personal or hand delivery, expedited or overnight delivery service or by mail in the manner previously described), addressed as follows:

         If to Seller:            MEPC Quorum Properties II Inc.
                                  Attn: Ab Atkins
                                  15303 Dallas, Parkway
                                  Suite 100, LB 10
                                  Dallas, Texas  75201
                                  Fax: (214) 851-7012

         With copy to:            Cooper Glasgow Kupchynsky & Kittelson, L.L.P.
                                  Attn:  Barnett D. Hammond, Jr.
                                  8333 Douglas Ave., Suite 900
                                  Dallas, Texas  75225
                                  Fax: (214) 373-9879

         If to Purchaser:         Craftmade International, Inc.
                                  Attn: Terry Culbertson
                                  2700  112th Street
                                  Grand Prairie, Texas  75050
                                  Fax: (214) 647-4872
         With copy to:            Haynes & Boone, L.L.P.
                                  Attn: William C. Wilshusen
                                  3100 NationsBank Plaza
                                  901 Main Street
                                  Dallas, Texas  75202
                                  Fax: (214) 651-5940

         If to Title Company, at the address set forth in Paragraph 3 above,

or to such other address or to the attention of such other person as hereafter shall be designated by ten (10) days prior notice in writing from the applicable party and sent in accordance herewith. Unless expressly provided elsewhere herein, any such notice or communication shall be deemed to have been given and effective (i) at the time of the actual delivery of same to the intended addressee or any party having actual or apparent authority (it being agreed that any party accepting delivery at any of the addresses set forth above shall be deemed to have apparent authority) to accept delivery for such party, (ii) if sent by United States mail, postage prepaid, registered or certified mail, upon deposit with the United States Postal Service, and (iii) if sent by telecopy or fax, at the time of the transmission of same to the telecopy or fax number set forth above for such addressee. In the event any notice or communication is given in more than one of the manners set forth above (for example, by personal delivery and by fax), such notice or communication shall, for purposes of notice hereunder, be deemed given at the earliest such time. Notice given in any other manner shall be effective only if and when received by the addressee.

                 (i) Counterparts. This Contract may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                 (j) No Recording. In no event shall this Contract or any memorandum hereof be recorded in the public records of the place in which the

Property is situated, and any such recordation or attempted recordation shall constitute a breach of this Contract by the party responsible for such recordation or attempted recordation.

                 (k) Attorneys' Fees. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Contract, or to recover damages for breach of this Contract, the non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages, and expenses, including attorney's fees, expended or incurred in connection therewith.

                 (l) Exhibits. Exhibits "A" through "M" are attached hereto and incorporated herein by reference.

                 (m) Time for Performance. TIME IS OF THE ESSENCE in the performance of each party's obligations hereunder.

                 (n) Amendments. Except where otherwise authorized, permitted or required by the express terms of this Contract or where notice to, consent or approval of, or joinder by any party has been expressly waived by the provisions hereof, no amendment, modification, deletion, release, termination or extension of, alteration, variance or change in, or supplement to the provisions of, the Contract shall be valid and effective or otherwise binding on the parties hereto, unless and until such amendment, etc. shall have been reduced to writing and executed by the parties hereto with the same formality as this Contract.

                 (o) Representative Capacity. The individual(s) executing this Contract on behalf of Seller is doing so in their respective representative capacity only, solely as a representative of Seller, and any liability hereunder based on the actions of such individual shall merely be that of Seller and not the individual.

                 (p) Site Plan. Purchaser acknowledges that the Site Plan is only preliminary as of the Effective Date and may be changed by Seller in non-material respects, subject to Purchaser's right to approve of same, such not to be unreasonably withheld and to be deemed given if Purchaser fails to object in writing within five (5) business days after their submission by Seller. Any such modified Site Plan will automatically replacing that which is attached hereto as Exhibit "B" without the necessity of amendment to this Contract .

         19. TAX ABATEMENT. Seller agrees to use good faith efforts to obtain tax abatements from the City of Coppell, Texas with respect to the Improvements on terms satisfactory to Purchaser; however, the failure of Seller to obtain any abatement will not be a default hereunder or the failure of any condition to Closing.

         20. LOAN COMMITMENT. Purchaser covenants and agrees to provide Seller with a binding loan commitment from Purchaser's bona fide third party lender within forty-five (45) days after the Effective Date. Such commitment must evidence the obligation of the lender named therein to loan to Purchaser funds sufficient to allow Purchaser to perform all of its obligations hereunder and that such lender will be in a position to loan such funds by the Scheduled Closing Date. Purchaser's failure to provide such commitment to Seller within forty-five (45) days after the Effective Date will, at Seller's option, constitute an event of default by Purchaser hereunder upon notice thereof by Seller, and, notwithstanding Paragraph 13(d) above, Purchaser will not be entitled to any grace period or any opportunity to cure. In the event of such default, and notwithstanding any provision of Paragraph 13(a) to the contrary, Seller may, at its option and as its sole remedy, terminate this Contract and thereby be entitled to the Earnest Money or, if Seller's actual damages are in excess of the Earnest Money, Seller will be entitled to not only the Earnest

Money but its actual damages in excess of the Earnest Money. For purposes of this paragraph, Seller's actual damages will be Seller's actual out-of-pocket costs incurred through the date of termination without mark-up or profit.

         21. MULTIPLE OCCUPANCY. Purchaser acknowledges and agrees that the agreements, covenants, representations and warranties of Seller herein are all based upon the assumption that the Improvements will be constructed for occupancy by Purchaser and TSI Prime Time and a portion of the Improvements leased by Purchaser to TSI Prime Time. If Purchaser, either prior to or after Closing, leases, subdivides or otherwise transfers any portion of the Land or Improvements to any entity other than TSI Prime Time, and such (i) causes the Property, or any portion thereof, to fail to comply with any Applicable Laws, including parking requirements, (ii) causes any delay in the substantial completion of the Improvements or the issuance of a certificate of occupancy, or (iii) results in any of Seller's representations or warranties being untrue in any respect or in Seller being in default under this Contract, then notwithstanding the occurrence of (i), (ii), or (iii), Seller will not be in default as a result thereof and Purchaser will have no remedy therefore. Additionally, if such lease(s), transfer(s), or subdivision(s) increases the cost of completing the Improvements, the Purchase Price will be increased accordingly.

         22. EFFECTIVE DATE. The EFFECTIVE DATE of this Contract will be the latter of the two dates upon which this Contract is executed by Seller and Purchaser where noted below; provided that if Purchaser fails to date its execution hereof, the Effective Date will be the date Seller executes this Contract. Additionally, this Contract will be null and void unless Purchaser executes and delivers this Contract within four (4) business days after receipt thereof by Purchaser. Until Seller has executed this Contract or a counterpart thereof and Purchaser has delivered the Earnest Money provided for herein, this Contract will not be binding on Seller and Seller may negotiate to sell or lease the Property to other prospective purchasers or tenants.

         IN WITNESS WHEREOF, the parties have executed this Contract to be effective as of the Effective Date.

                                           SELLER:

         DATE: May ___, 1995               MEPC QUORUM PROPERTIES II INC., a
                                           Delaware corporation


                                           By:______________________________
                                           Name:____________________________
                                           Title:___________________________

                                           By:______________________________
                                           Name:____________________________
                                           Title:___________________________

                                           PURCHASER:

         DATE: May __, 1995                CRAFTMADE INTERNATIONAL, INC., a
                                           Delaware corporation


                                           By:______________________________
                                           Name:____________________________
                                           Title:___________________________

Exhibits:

"A": Seller's Land
"A-1": The Land
"B": Site Plan
"C": Form of Deed Restrictions
"D": General Construction Features
"E": List of Approved Plans
"F": Reports and Studies delivered to Purchaser
"G": Construction Materials Testing Standards
"H": Deed
"I": Bill of Sale and Assignment
"J": Non-foreign status Certificate
"K": Memorandum of Right of First Refusal and Option Agreement
"L": Form of Special Warranty Deed to be received in connection with acquisition of Seller's Land
"M": Easement Agreement


SIGNED by legal counsel for Purchaser, strictly for the purpose of satisfying the requirements of Texas Business and Commerce Code 17.42(a)(3).


                                           ____________________________________
                                                   Purchaser's counsel


                          ACCEPTANCE BY TITLE COMPANY

The undersigned Title Company joins in the execution of this Contract for the following sole and limited purposes: (i) to acknowledge receipt of the Earnest Money and ___ original counterparts of this Contract on _______________, 1995;
(ii) to evidence its agreement to hold the Earnest Money in trust for the parties hereto in accordance with the terms of this Contract; (iii) to acknowledge that upon compliance by the parties with the terms of the Title Commitment and payment of the applicable policy premium, the undersigned is prepared to issue the Owner's Policy Title Insurance called for herein on ____________________; and (iv) to acknowledge its agreement to (a) timely file a return with the Internal Revenue Service on Form 1099-B or such other form as instructed by the Internal Revenue Service showing the gross proceeds of this transaction, the recipient thereof and such other information as the Internal Revenue Service may by form or regulation require from time to time, and (b) furnish both Seller and Purchaser with a written statement showing the name and address of the Title Company and the information shown on such return with respect to the transaction. This return shall be filed to ensure that the parties to this transaction will be in compliance with Section 6045(e) of the Internal Revenue Code, as amended from time to time and as further set forth in any regulations promulgated thereunder.


                                             REPUBLIC TITLE OF TEXAS, INC.

                                             By:_______________________________
                                             Name:_____________________________
                                             Title:____________________________
                                             Date: ____________________________

                           ACKNOWLEDGMENT BY BROKERS

         The undersigned Agent joins in the execution of this Contract for the sole and limited purpose of representing and warranting to Purchaser and Seller that it: (i) is a duly licensed real estate broker under the Texas Real Estate Licensing Act and its applicable regulations; (ii) is duly authorized to earn and receive a commission in connection with the transaction evidenced by this Contract; (iii) has contacted no other real estate broker, finder or other party in connection with this transaction to whom fees may be due and payable; and (iv) acknowledges and agrees to the terms and provisions of Paragraph 14 hereof. BROKER:


Jackson & Cooksey

By:_________________________
Name: ______________________
Title: _____________________
License No._________________
Date: ______________________

                                  Exhibit "A"

                                 SELLER'S LAND

                                 Exhibit "A-1"

                                    THE LAND

                                [To Be Attached]

                                  Exhibit "B"

                                   SITE PLAN

                                  Exhibit "C"

                           FORM OF DEED RESTRICTIONS

                                  EXHIBIT "D"

                             CONSTRUCTION FEATURES

                                  EXHIBIT "E"

                            PLANS AND SPECIFICATIONS

                                [To Be Attached]

                                  EXHIBIT "F"

                          LIST OF REPORTS AND STUDIES

1. Environmental Site Assessment prepared by Professional Service Industries, Inc., Project No. 633-5E006, dated March 31, 1995.

2. Geotechnical Report prepared by Reed Engineering, Project No. 2317, dated March 17, 1995.

3. Report Regarding Noise Assessment of Aircraft Using Runway 16/34 East over the City of Coppell prepared by Pelton, Marsh & Kinsella, Inc. and dated June 1991.

                                  EXHIBIT "G"

                                      CMTS

                                  EXHIBIT "H"

                             SPECIAL WARRANTY DEED

STATE OF TEXAS      Section
                    Section                  KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS    Section


         That MEPC QUORUM PROPERTIES II INC., a Delaware corporation (GRANTOR), for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration paid to Grantor by Grantee (hereinafter defined), having an address of 15303 Dallas Parkway, Suite 100, LB 10, Dallas, Texas 75248, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, SELL, CONVEY, ASSIGN and DELIVER to CRAFTMADE INTERNATIONAL, INC.,, a Delaware corporation (GRANTEE), the real property situated in Dallas County, Texas described in Exhibit "A" attached hereto and made a part hereof (the LAND) together with all improvements thereon, fixtures affixed thereto and, to the extent that such pertain solely to the Land all rights and interests appurtenant thereto (specifically including all rights, titles, powers, privileges, licenses, easements, rights-of-way and interests, if any, of Grantor, either at law or equity, in possession or in expectancy, in and to any real estate laying in the streets, highways, roads, alleys, rights-of-ways or sidewalks open or proposed, in front of, above, over, under, through or joining said real property and in and to any strips or gores of land adjoining said real property) (collectively, the PROPERTY), subject to general real estate taxes on the Property for the current year, zoning laws, regulations and ordinances of municipal and other governmental authorities, if any, affecting the Property, and all of the matters described in Exhibit "B" attached hereto and made a part hereof (all of the foregoing hereinafter called the PERMITTED EXCEPTIONS). With respect to any rights, interest and appurtenances that are common to the Land and other tracts of land adjacent to, contiguous with or in close proximity to the Land, such rights, interest and appurtenances are conveyed to Purchaser on a non-exclusive basis. Excluded from this conveyance are any and all rights or interests that Grantor owns that pertain to the right, including right of first refusal rights, or option to purchase, lease or develop other property in the development in which the Land is located.

         TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself and its successors and assigns to warrant and forever defend all and singular the Property unto Grantee, its successors and assigns against every person whomsoever lawfully claiming, or to claim the same, or any part thereof by, through or under Grantor, but not otherwise, subject, however, to the Permitted Exceptions.

         Current ad valorem taxes on Property having been prorated, Grantee hereby assumes the payment thereof.

         IN WITNESS WHEREOF, this Special Warranty Deed is executed by Grantor and Grantee to be effective as of the _____ day of _________, 1995.


                                        GRANTOR:

                                        MEPC QUORUM PROPERTIES II INC., a
                                         Delaware corporation

                                        By:_________________________________
                                        Name:_______________________________
                                        As Its:_____________________________

Grantee's Address and when
recorded return to:

__________________________
__________________________
__________________________

STATE OF TEXAS

COUNTY OF DALLAS

         This instrument was acknowledged before me on this _______ day of ____________, 1995, by _______________________ _________,
___________________________ of MEPC QUORUM PROPERTIES II INC., a Delaware corporation, on behalf of said corporation.


                                        ___________________________________
                                        Notary Public in and for
                                        the State of Texas
My Commission Expires:
                                        ___________________________________
_____________________                   Printed/Typed Name of Notary


STATE OF TEXAS

COUNTY OF DALLAS

         This instrument was acknowledged before me on this ______ day of ____________, 1995, by ________________________ ________,
___________________________ of MEPC QUORUM PROPERTIES II INC., a Delaware corporation, on behalf of said corporation.


                                        ___________________________________
                                        Notary Public in and for
                                        the State of Texas
My Commission Expires:
                                        ___________________________________
_____________________                   Printed/Typed Name of Notary

                                  EXHIBIT "I"

                          BILL OF SALE AND ASSIGNMENT

STATE OF TEXAS      Section
                    Section                  KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS    Section

         By a Special Warranty Deed (the DEED) of even date with the effective date hereof, MEPC Quorum Properties II Inc., a Delaware corporation (SELLER), conveyed to Craftmade International, a Delaware corporation (PURCHASER), the property (the PROPERTY) described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with all improvements located thereon.

         As consideration for (a) the conveyance of the Property, (b) the conveyance of the personal property described herein, and (c) the assignments contained herein, Buyer paid the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration to Seller.

         NOW, THEREFORE, for the consideration above specified, the receipt and sufficiency of which are expressly confessed and acknowledged:

         1. Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET-OVER and DELIVERED, and by these presents does hereby GRANT, CONVEY, SELL, TRANSFER, SET-OVER and DELIVER unto Purchaser, all fixtures and other items of personal property situated in, on, or about the Property (all of the property described in this Paragraph 1 is hereinafter referred to as the PERSONAL PROPERTY).

         TO HAVE AND TO HOLD all and singular the Personal Property unto Purchaser, its successors and assigns, and Seller does hereby bind itself and its successors to WARRANT and FOREVER DEFEND all and singular the Leases unto Purchaser, its successors and assigns, against every person whomsoever lawfully claiming or attempting to claim the same, or any part thereof, by, through or under Seller, but not otherwise, subject, however, to those matters described on Exhibit "B" attached hereto and incorporated herein by reference.

         2. Seller has ASSIGNED, TRANSFERRED and SET-OVER and by these presents does ASSIGN, TRANSFER and SET-OVER unto Purchaser all of its right, title and interest in and to all warranties, guarantees, rights of use and licenses held by Seller pertaining to the buildings, improvements, fixtures, personalty and/or other properties comprising the Property and/or Personal Property, including, without limiting the generality of the foregoing, all items and matters described in Exhibit "B" attached hereto and made a part hereof; provided that Seller reserves the right to enforce same.

         This Bill of Sale and Assignment and the provisions herein contained shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and assigns.

                                           SELLER:

         DATE: _______________             MEPC QUORUM PROPERTIES II INC., a
                                           Delaware corporation


                                           By:______________________________
                                           Name:____________________________
                                           Title:___________________________


                                           By:______________________________
                                           Name:____________________________
                                           Title:___________________________

                                           PURCHASER:

         DATE:_______________              CRAFTMADE INTERNATIONAL, INC., a
                                           Delaware corporation


                                           By:______________________________
                                           Name:____________________________
                                           Title:___________________________

                                  EXHIBIT "J"

                             NON-FOREIGN AFFIDAVIT


         Section 1445 of the Internal Revenue Code of 1986, as amended (the"Code") provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by MEPC Quorum Properties I Inc., a Delaware corporation (the "Transferor"), the undersigned hereby certifies the following on behalf of the
Transferor:

         1. The Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and treasury regulations promulgated pursuant thereto);

         2. The Transferor's U.S. employer identification number is __________; and

         3. The Transferor's office address is 15303 Dallas Parkway, Suite 100, LB 10, Dallas, Texas 75248.

         The Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalty of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

                                        MEPC QUORUM PROPERTIES II INC., a
                                        Delaware corporation

                                        By:_________________________________
                                        Name:_______________________________
                                        As Its:_____________________________



STATE OF TEXAS

COUNTY OF DALLAS

         This instrument was acknowledged before me on this _________ day of ____________, 1995, by _____________________ _____________,
____________________________________ of MEPC QUORUM PROPERTIES II INC., a
Delaware corporation, on behalf of said corporation.


                                        ___________________________________
                                        Notary Public in and for
                                        the State of Texas
My Commission Expires:
                                        ___________________________________
_____________________                   Printed/Typed Name of Notary

                                  Exhibit "K"

           MEMORANDUM OF RIGHT OF FIRST REFUSAL AND OPTION AGREEMENT

                                  Exhibit "L"

                  FORM OF SPECIAL WARRANTY DEED TO BE RECEIVED
                IN CONNECTION WITH ACQUISITION OF SELLER'S LAND

                                  Exhibit "M"

                               EASEMENT AGREEMENT

                                [To Be Attached]